Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 24, 1998, appearing on page 32 of Tandy Corporation's Annual Report on Form 10-K for the year ended December 31, 1997.




PRICEWATERHOUSE COOPERS LLP



Fort Worth, Texas
September 18, 1998